Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of November     , 2002, by and among K2 Inc., a Delaware corporation (“Company”), and the purchasers set forth on the signature pages hereto (collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) convertible subordinated debentures of the Company, in the form attached hereto as Exhibit “A”, in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) (together with any debenture(s) issued in replacement thereof or otherwise with respect thereto in accordance with the terms thereof, the “Debentures”), convertible into shares of common stock, $1.000 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Debentures and (ii) warrants, in the form attached hereto as Exhibit “B”, to purchase Five Hundred Twenty Four Thousand Three Hundred and Twenty Nine (524,329) shares of Common Stock (the “Warrants”);

C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, such principal amount of Debentures and number of Warrants as is set forth immediately below its name on the signature pages hereto;

D. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit “C” (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF DEBENTURES AND WARRANTS.

(a) Purchase of Debentures and Warrants. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, on the Closing Date (as defined below), the Company shall issue and sell to the Buyers, and each Buyer severally (but not jointly) agrees to purchase from the Company, such principal amount of Debentures and number of Warrants for the aggregate purchase price as is set forth immediately below such Buyer’s name on the signature pages hereto. The Company shall issue the Debentures and the Warrants to each Buyer for an aggregate purchase price equal to the principal amount of Debentures which such Buyer is purchasing hereunder (the “Purchase Price”), which aggregate Purchase Price to be paid by the

Buyers hereunder is expected to be Twenty-Five Million Dollars ($25,000,000). The issuance, sale and purchase of the Debentures and the Warrants shall take place at the closing (the “Closing”).

(b) Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the purchase price for the Debentures and the Warrants to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions, against delivery of duly executed Debentures and Warrants which such Buyer is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company, to each Buyer, against delivery of such Purchase Price.

(c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and the Warrants pursuant to this Agreement shall be 12:00 noon Eastern Daylight Time on the earlier to occur of (a) the date set forth in the written notice (the “Call Notice”) delivered to the Buyers by the Company, such date to be a date no earlier than five (5) business days following receipt of such Call Notice, and (b) June 1, 2003 (the earlier of such dates, the “Closing Date”). The Closing shall occur on the Closing Date at the offices of Akerman Senterfitt, One Southeast Third Avenue, Miami, Florida 33131, or at such other location as may be agreed to by the parties.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants to the Company solely as to such Buyer that:

(a) Investment Purpose. As of the date hereof and as of the Closing Date, such Buyer is purchasing the (i) Debentures and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Debentures or the Registration Rights Agreement (such shares of Common Stock being collectively referred to herein as the “Conversion Shares”) and (ii) Warrants and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants (the “Warrant Shares” and, collectively with the Debentures, Warrants and Conversion Shares, the “Securities”) for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by any Buyer or any of its advisors or representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

(e) Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Re-sale. Such Buyer understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope reasonably satisfactory to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Such Buyer understands that the Debentures and the Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel,

in form, substance and scope reasonably satisfactory to the

Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

(i) Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer’s name on the signature pages hereto.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:

(a) Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, or financial condition of the Company and its Subsidiaries, if any, taken as a whole, the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement, the Debentures or the Warrants. “Subsidiary” means any corporation or other organization that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the 1933 Act, as such Regulation is in effect on the date hereof.

(b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Debentures and to enter into and perform this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Debentures, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debentures and the Warrants and the issuance and reservation for issuance of the Conversion Shares issuable upon conversion of or otherwise pursuant to the Debentures and the Warrant Shares issuable upon exercise of or otherwise pursuant to the Warrants) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement, the Debentures and the Warrants, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(c) “Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock of which 18,679,146 shares are issued and outstanding, 2,526,786 shares are reserved for issuance pursuant to the Company’s stock option plans, and zero shares are reserved for issuance pursuant to securities (other than the Debentures and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock; and (ii) 12,500,000 shares of preferred stock, none of which are designated as Series A Junior Participating Cumulative Preferred Stock of which none are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Debentures, the Warrants, the Conversion Shares or Warrant Shares.

(d) Issuance of Shares. As of the Closing Date, the Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, when issued upon conversion of or otherwise pursuant to the Debentures and upon exercise of or otherwise pursuant to the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(e) Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Debentures and upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue Conversion Shares and Warrant Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company. Taking the foregoing into account, the Company’s Board of Directors has determined, in its good faith business judgment, that the issuance of the Securities hereunder and under the Debentures and the Warrants and the consummation of the transactions contemplated hereby and thereby are in the best interest of the Company and its stockholders.

(f) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Debentures, Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (in each case, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyers owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity the violation of which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Debentures, the Registration Rights Agreement or the Warrants in accordance with the terms hereof or thereof or to issue and sell the Debentures and Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Debentures and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence will have been obtained or effected on or prior to the Closing Date. The Company is not in violation of the listing requirements of the New York Stock Exchange (“NYSE”) and does not reasonably anticipate that the Common Stock will be delisted by the NYSE in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(g) SEC Documents; Financial Statements. Since December 31, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h) Absence of Certain Changes. Since December 31, 2001, to our knowledge, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole.

(i) Absence of Litigation. Except as set forth on Schedule 3(i), there are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(j) Patents, Copyrights, etc. The Company and its Subsidiaries own or have the right to use all the material patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of their business, without any known conflict with the rights of others.

(k) No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect.

(l) Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(m) Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(n) Disclosure. All written information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

(o) Acknowledgment Regarding Each Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to such Buyer’s purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(p) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers. The issuance of the Securities to the Buyers will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

(q) No Additional Fees. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with K-1 USA Ventures, Inc., whose fees will be paid for by the Company.

(r) Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”) the failure of which to obtain would have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 31, 2001, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

(s) Environmental Matters. Neither the Company nor any of its Subsidiaries is in violation of any environmental laws relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals of air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3(s), the Company does not know of any liability or class of liability of the Company or any of its Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 9601 et seq.) which liability could reasonably be expected to have a Material Adverse Effect.

(t) Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the

Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(x) Solvency. The Company and its Subsidiaries taken as a whole (both before and after giving effect to the transactions contemplated by this Agreement) are solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

(y) No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the Debentures will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

4. COVENANTS.

(a) Best Efforts. Upon delivery of the Call Notice, the parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement and to otherwise agree on the amount of the Purchase Price paid by each Buyer that is to be allocated to the Warrants to be issued by the Company on the Closing Date.

(b) Form D; Blue Sky Laws. Promptly following the Closing Date, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

(c) Reporting Status; Eligibility to Use Form S-3; Press Release. The Company’s Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Buyers beneficially own any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all necessary action to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-3. As soon as practicable after the Closing Date, the Company shall issue a press release describing the material terms of the transactions contemplated and shall file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the form of Debenture and the form of Warrant).

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and the Warrants for working capital and general corporate purposes.

(e) Expenses. In connection with the transactions contemplated hereby, the Company shall provide to the Buyers a nonaccountable expense allowance in an aggregate amount not to exceed Seventy Five Thousand Dollars ($75,000).

(f) Financial Information. From and after the Closing Date, the Company agrees to send the following reports to the Buyers until the Buyers hold Debentures of less than $12,500,000 in principal amount: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) promptly after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

(g) Reservation of Shares. The Company shall at all times from and after the Closing Date have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Debentures and issuance of the Conversion Shares in connection with the conversion of the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and as otherwise required by the Debentures and the full exercise of the Warrants and issuance of the Warrant Shares in connection therewith (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). The Company shall use its best efforts at all times from and after the Closing Date to maintain the number of shares of Common Stock so reserved for issuance at no less than one hundred twenty percent of the number that is then actually issuable upon full conversion of the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and full exercise of the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time). If at any time from and after the Closing Date the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Debentures (based on the Conversion Price (as defined in the Debentures) in effect from time to time) and the aggregate number of Warrant Shares issued and issuable upon exercise of or otherwise pursuant to the Warrants (based on the Exercise Price (as defined in the Warrants) of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 4(g), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

(h) Listing. The Company shall promptly following the Closing Date secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of or otherwise pursuant to the Debentures or exercise of or otherwise pursuant to the Warrants. From and after the Closing Date, the Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the NYSE, NASDAQ or AMEX (except in the case of a merger or consolidation where the Company has complied with its obligations), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable. From and after the Closing Date, the Company shall promptly provide to each Buyer copies of any notices it receives from the NYSE regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

(i) Corporate Existence. So long as a Buyer beneficially owns any Debenture or Warrants, the Company shall maintain its corporate existence except in the case of a merger or consolidation where the Company has complied with its obligations set forth in the Debentures with respect to the occurrence of such merger or consolidation.

(j) No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

(k) Board of Directors. From and after the Closing Date, the Buyers shall have the right to appoint one (1) member to the Company’s board of directors (the “Appointment Right”); provided, however, that any board member appointed by the Buyers hereunder shall be subject to the approval of the Company’s board of directors. Upon the receipt of such approval, the Company shall take all actions necessary to insure election or appointment to the Company’s board of directors of the person appointed by the Buyers. The Appointment Right shall automatically terminate when the Buyers no longer holds in excess of $12,500,000 in principal amount of Debentures. The Appointment Right is not assignable by the Buyers and any unconsented assignment shall be void ab initio. The Buyers hereby appoint Steven Green as their initial designee to the Company’s board of directors.

5. TRANSFER AGENT INSTRUCTIONS. Promptly following the Closing Date, the Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of its Debenture or exercise of the Warrants in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. So long as a Buyer holds any Securities, the Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and Warrant Shares, prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act or the date on which the Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way each Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If a Buyer provides the Company with (i) an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by such Buyer.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Debentures and Warrants to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Buyer shall have executed the Registration Rights Agreement and delivered the same to the Company.

(b) Each Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

(c) The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date and the Company shall have received a certificate from each Buyer duly executed by an officer thereof to the foregoing effect.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) The Company shall have received any consents necessary for the consummation of the transactions contemplated hereby including without limitation any consents required from the Company’s lenders. The Company shall have received from the Company’s existing noteholders confirmation that the Debentures constitute “Junior Capital”, as such term is defined in the documentation governing the terms and conditions of the Company’s Senior Notes due 2004 and the Company’s Series 1999-A Senior Notes due 2009.

(f) The Company shall have made all filings under all applicable federal or state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws and shall have obtained all authorizations, approvals and permits necessary to consummate the transactions contemplated hereby and such authorizations, approvals and permits shall be effective as of the Closing Date.

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase its Debentures and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:

(a) The Company shall have executed the Debentures and the Registration Rights Agreement, and delivered the same to the such Buyer.

(b) The Company shall have delivered to such Buyer duly executed certificates representing the Warrants in accordance with Section 1(b) above.

(c) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to such Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

(d) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and attaching thereto certified copies of the Company’s Certificate of Incorporation, By-laws and board of directors’ resolutions relating to the transactions contemplated hereby.

(e) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) An additional listing application to authorize the Conversion Shares and the Warrant Shares for quotation on the NYSE shall have been filed with the NYSE no later than five (5) Trading Days after Closing and trading in the Common Stock on the NYSE shall not have been suspended by the SEC or the NYSE.

(g) Such Buyer shall have received an opinion of the Company’s counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the same form as Exhibit “D” attached hereto.

(h) No material adverse change in the business, operations, assets, financial condition, results of operations, or properties of the Company and its Subsidiaries, if any, taken as a whole, shall have occurred from the date of this Agreement to the Closing Date.

(i) Such Buyer shall have received reasonably satisfactory evidence that not less than a number of shares of Common Stock equal to 120% of the Conversion Shares and the Warrant Shares have been reserved for issuance upon the conversion of the Debentures and the exercise of the Warrants.

8. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York (without regard to principles of conflict of laws). Both parties irrevocably consent to the non-exclusive jurisdiction of the United States federal courts and the state courts located in the City of New York, borough of Manhattan, with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least 50% of the outstanding principal amount of the Debentures or Conversion Shares, as the case may be.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

K2 Inc.

4900 South Eastern Avenue

Los Angeles, California 90040

Attention: Chief Financial Officer

Facsimile: (323) 724-0470

With copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Attention: Andy Bogen, Esq.

Facsimile: (213) 229-7520

If to a Buyer: To the address set forth immediately below such Buyer’s name on the signature pages hereto.

With copy to:

Martin T. Schrier, Esq.

Akerman Senterfitt

One Southeast Third Avenue

Miami, Florida 33131

Facsimile: (305) 374-5095

Each party shall provide notice to the other party of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers; provided, however, that the representations and warranties of the Company contained in Section 3 hereof shall expire on December 31, 2003, to the extent the subject of a disclosure item in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and otherwise on May 1, 2004. The Company agrees to indemnify and hold harmless each Buyer and all of its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including, subject to the limitation set forth in Section 4(e), advancement of expenses as they are incurred.

(j) Publicity. The Company and each Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, NYSE or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or public filing prior to its release or public filing and shall be provided with a copy thereof and be given an opportunity to comment thereon). In addition, the Company agrees that it will not disclose, and will not include in any public filing or other announcement, the name of any Buyer, unless expressly agreed to in writing by such Buyer or unless and until such disclosure is, in the reasonable opinion of counsel to the Company, required by law or applicable regulation, and then only to the extent of such requirement.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach or threatened breach in writing of its obligations under this Agreement will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Agreement, that the Buyers shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.

K2 INC.

By:	/s/ John J. Rangel
Name: John J. Rangel Title: Senior Vice President - Finance

Counterpart Signature Page to Securities Purchase Agreement dated as of November         , 2002 among K2 Inc.,

the undersigned, and the other persons identified therein as “Buyers”

SPORTING GOODS INVESTMENT I, LP

By:	K-1 USA VENTURES, INC., its sole general partner

By:	/s/ K-1 USA VENTURES, INC.
Name: Title:

RESIDENCE:

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of Debentures:	12,500,000
Number of Warrants:	262,164
Aggregate Purchase Price:	$12,500,000

Counterpart Signature Page to Securities Purchase Agreement dated as of November         , 2002 among K2 Inc.,

the undersigned, and the other persons identified therein as “Buyers”

SPORTING GOODS INVESTMENT II, LP

By:	K-1 Holdings Equity I, Inc., its general partner

By:	/s/ K-I Holdings Equity I, Inc.
Name: Title:

RESIDENCE:

ADDRESS:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of Debentures:	12,500,000
Number of Warrants:	262,165
Aggregate Purchase Price:	$12,500,000